Exhibit 10.4

The Contract of Termination

Party A: Harbin Hainan Kangda Cactus Hygienical Food Co., Ltd.
Party B: Beian Huashengnongfeng planting Base

Under the principle of mutual support, mutual benefit and common development, Party A and Party B have entered into the following agreement:

1.               Part B provide 65 Mu farming land to Part A for the Cactus planting and development. The lease period is 5 years.

2.               It has a high cost of cactus planting as it has a long distance from Part A to Part B, Part A decide to terminate the lease contract with Part B, Part A will pay the rent until at the end of 2005.

3.               Due to Party A relieve the contract ahead of schedule; Party A will transfer greenhouse and related appurtenances to Party B at preferential price. The specific transfer agreement will be arranged within another day.

Party A: Harbin Hainan Kangda Cactus Hygienical Food Co., Ltd.

Authorized Representative (Sealed): Jinjiang Wang

Party B: Beian Huashengnongfeng Planting Base

Authorized Representative (Sealed): Hua Su

January 13, 2006